EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amendment to Annual Report of Vyteris, Inc. (the “Company”) on Amendment No. 1 to Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), I, Haro Hartounian, Chief Executive Officer (Principal Executive Officer) of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

November 23, 2009

/s/ Haro Hartounian
Haro Hartounian
Chief Executive Officer (Principal Executive Officer)

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.